                    As filed with the Securities and Exchange
                        Commission on December 3, 1996.

                                                          Registration No. 333 -
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          HOUGHTEN PHARMACEUTICALS INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                               51-0336233
------------------------------                         -------------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

  3550 General Atomics Court
    San Diego, California                                         92121
------------------------------                         -------------------------
   (Address of Principal                                        (Zip Code)
     Executive Offices)


     AMENDED AND RESTATED 1992 STOCK PLAN OF HOUGHTEN PHARMACEUTICALS, INC.
         ---------------------------------------------------------------
                            (Full title of the plan)

                                                              Copy to:
     ROBERT S. WHITEHEAD                                   T. MICHAEL HIRD
Houghten Pharmaceuticals, Inc.                       Pillsbury Madison & Sutro
 3550 General Atomics Court                         101 W. Broadway, Suite 1800
 San Diego, California 92121                         San Diego, California 92101
      (619) 455-2544                                      (619) 544-3176

------------------------------                    ------------------------------
(Name, address and telephone
 number, including area code,
   of agent for service)

                                                   CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
           Title of                        Amount              Proposed Maximum            Proposed                 Amount of
         Securities To                      To Be               Offering Price         Maximum Aggregate          Registration
         Be Registered                   Registered              per Share(1)          Offering Price(1)               Fee
-------------------------------------------------------------------------------------------------------------------------------
         Common Stock,                  471,684 shares              $4.875               $2,299,459.50               $697.00
        par value $.001



(1) Pursuant to Rule 457(c) under the Securities Act of 1933, the registration fee is based upon the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on November 27, 1996.

                                -----------------

           This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual
                  Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference.

         The following documents filed by Registrant with the Securities and Exchange Commission (the "SEC") are incorporated by reference in this registration statement:

         (1) Registrant's prospectus filed pursuant to Rule 424(b) under the 1933 Act in connection with Registrant's registration statement on Form S-1 (SEC file no. 333-1376).

         (2) All reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), since December 31, 1995.

         (3) The description of Registrant's Common Stock contained in Registrant's registration statement on Form 8-A filed on March 13, 1996.

         In addition, all documents subsequently filed by Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the 1933 Act. Article VII of the Registrant's Restated Certificate of Incorporation provides for indemnification to the fullest extent authorized by the DGCL. The Registrant has also entered into agreements with each of its directors that provide for the indemnification of and the advancement of expenses to such persons to the greatest extent permitted by Delaware law.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         See Index to Exhibits.

Item 9.           Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933.

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the

Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 2, 1996.

                                           HOUGHTEN PHARMACEUTICALS, INC.


                                           By    */s/ Robert S. Whitehead
                                                  ------------------------------
                                                      Robert S. Whitehead
                                           President and Chief Executive Officer
                                          (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Name                                       Title                                          Date
----                                       -----                                          ----

*/s/ Robert S. Whitehead                 President and Chief Executive                   December 2, 1996
----------------------------             Officer (Principal Executive
     Robert S. Whitehead                 Officer) and Director


 /s/ Terence E. McMorrow                 Vice President, Finance and                     December 2, 1996
----------------------------             Corporate Development (Principal
     Terence E. McMorrow                 Financial and Accounting Officer)


 /s/ Richard A. Houghten                 Chief Scientific Officer and                    December 2, 1996
----------------------------
     Richard A. Houghten

*/s/ James C. Blair                      Chairman of the Board of                        December 2, 1996
----------------------------
     James C. Blair

*/s/ William T. Comer                    Director                                        December 2, 1996
----------------------------
     William T. Comer

Name                                       Title                          Date
----                                       -----                          ----

*/s/ Gregory J. Forrest                  Director                        December 2, 1996
----------------------------
    Gregory J. Forrest

                                         Director
----------------------------
    Cam L. Garner

*/s/ Harry D. Lambert                    Director                        December 2, 1996
----------------------------
     Harry D. Lambert

*/s/ Harvey S. Sadow                     Director                        December 2, 1996
----------------------------
     Harvey S. Sadow

                                         Director
----------------------------
     Ronald R. Tuttle

* By /s/ Terence E. McMorrow
----------------------------
     Attorney-in-fact

                                INDEX TO EXHIBITS

Exhibit                                                                          Sequentially
Number                Exhibit                                                    Numbered Page
------                -------                                                    -------------

4.1                   Form of Restated Certificate of                                  *
                      Incorporation of Registrant.

4.2                   Amended and Restated Bylaws of                                   *
                      Registrant.

5.1                   Opinion regarding legality of                                    9
                      securities to be offered.

10.1                  Amended and Restated 1992 Stock
                      Plan of Houghten Pharmaceuticals,
                      Inc.                                                             *

23.1                  Consent of Ernst & Young LLP,                                    10
                      Independent Auditors.

23.2                  Consent of Pillsbury Madison &                                   --
                      Sutro (included in Exhibit 5.1).

24.1                  Power of Attorney.                                               11

----------------

* Exhibits 4.1, 4.2 and 10.1 are incorporated by reference to Exhibits 3.3, 3.5 and 10.2, respectively, to Registrant's registration statement on Form S-1 (SEC file no. 333-1376) filed on February 14, 1996.